                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 15, 1996 included in the 1995 Annual Report to Shareholders of Southern California Water Company. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

         We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K in the Southern California Water Company Registration Statements which follow:


    -------------------------------------------------------------------
    Registration Form           File No.                Effective Date
    -------------------------------------------------------------------
          S - 3                 33-42218               August 22, 1991
          S - 8                 33-71226               November 4, 1993
          S - 3                 33-60441               August 11, 1995
    -------------------------------------------------------------------



                             /s/ Arthur Andersen LLP
                             -------------------------
                                 ARTHUR ANDERSEN LLP

Los Angeles, California
March 19, 1996